EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


      Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(21)(ii)) and their respective jurisdictions of organization.



            NAME OF SUBSIDIARY       JURISDICTION OF ORGANIZATION
            ------------------       ----------------------------
      Animex S.A.                    Poland

      Brown's of Carolina, Inc.      North Carolina

      Carroll's Foods, Inc.          North Carolina

      Circle Four Farms, LLC         North Carolina

      Gwaltney of Smithfield, Ltd.   Delaware

      John Morrell & Co.             Delaware

      Lykes Meat Group, Inc.         Delaware

      North Side Foods Corp.         Delaware

      Patrick Cudahy Incorporated    Delaware

      Schneider Corporation          Ontario, Canada

      SF Investments, Inc.           Delaware

      The Smithfield Packing
      Company, Incorporated          Virginia

      Societe Bretonne de
      Salaisons                      France